EXECUTION COPY
JOINDER AGREEMENT
THIS JOINDER AGREEMENT, dated as of June 30, 2020 (this “Agreement”) is executed by WarnerMedia Direct, LLC, a Delaware limited liability company (the “Additional Originator”).
BACKGROUND:
A.AT&T RECEIVABLES FUNDING II, LLC, a Delaware limited liability company (the “Buyer”) and the various entities from time to time party thereto, as Originators (collectively, the “Originators”), have entered into that certain Purchase and Sale Agreement, dated as of March 27, 2019 (as amended, restated, supplemented or otherwise modified through the date hereof, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”).
B.The Additional Originator desires to become an Originator pursuant to Section 4.2 of the Purchase and Sale Agreement.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Originator hereby agrees as follows:
SECTION 1.Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Purchase and Sale Agreement or in the Receivables Purchase Agreement (as defined in the Purchase and Sale Agreement).
SECTION 2.Transaction Documents. The Additional Originator hereby agrees that it shall be bound by all of the terms, conditions and provisions of, and shall be deemed to be a party to (as if it were an original signatory to), the Purchase and Sale Agreement and each of the other relevant Transaction Documents. From and after the later of the date hereof and the date that the Additional Originator has complied with all of the requirements of Section 4.2 of the Purchase and Sale Agreement (after giving effect to the Limited Waiver (defined below)), the Additional Originator shall be an Originator for all purposes of the Purchase and Sale Agreement and all other Transaction Documents. The Additional Originator hereby acknowledges that it has received copies of the Purchase and Sale Agreement and the other Transaction Documents.
SECTION 3.Limited Waiver. The parties hereto hereby waive the condition set forth in Section 4.2(a) of the Purchase and Sale Agreement that the Servicer shall have given the Buyer, the Administrative Agent and each Group Agent at least thirty (30) days’ prior written notice of the proposed addition of the Additional Originator (the “Limited Waiver”). The Limited Waiver set forth herein is solely applicable to the addition of the Additional Originator and all other terms and conditions of the Purchase and Sale Agreement and the Transaction Documents shall stand and remain in unchanged in full force and effect.
SECTION 4.Representations and Warranties. (a) The Additional Originator hereby makes all of the representations and warranties set forth in Article V (to the extent applicable) of the Purchase and Sale Agreement as of the date hereof (unless such representations or warranties relate to an earlier date, in which case as of such earlier date), as if such representations and warranties were fully set forth herein. The Additional Originator hereby represents and warrants that its “location” (as defined in the applicable UCC) is set forth on Schedule I hereto, the office where the Additional Originator keeps all of its books and records concerning the Receivables and Related Security is set forth on Schedule II hereto, all trade names or similar appellations used by the Additional Originator or any of its divisions or other business units that generate Pool Receivables are set forth on Schedule III hereto and its address for notices is set forth on
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Schedule IV hereto. Each of Schedules I, II, III, and IV to the Purchase and Sale Agreement shall be supplemented with the information of the Additional Originator set forth on Schedules I, II, III, and IV hereto, respectively.
(a)The Additional Originator hereby represents and warrants that (i) it will be a Subject Originator after giving effect to its initial sale of Receivables under the Purchase and Sale Agreement and (ii) the aggregate Outstanding Balance of all Receivables of the Additional Originator plus the aggregate Outstanding Balance of each other Subject Originator joined to the Purchase and Sale Agreement over the 12 month period ending on the date hereof does not exceed 10.0% of the aggregate Outstanding Balance of all Receivables in the Receivables Pool on the date hereof.
SECTION 5.Cut-Off Date. The Additional Originator, the Buyer, the Servicer, the Administrative Agent and the Group Agents acknowledge and agree that the Cut-Off Date with respect to the Additional Originator shall be June 30, 2020.
SECTION 6.Miscellaneous. This Agreement, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, but without regard to any other conflicts of law provisions thereof). This Agreement is executed by the Additional Originator for the benefit of the Buyer, and its assigns, and each of the foregoing parties may rely hereon. This Agreement shall be binding upon, and shall inure to the benefit of, the Additional Originator and its successors and permitted assigns.
[Signature Pages Follow]
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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.
WARNERMEDIA DIRECT, LLC
By:    /s/ Cheryl E. Ingram
    Name:    Cheryl E. Ingram
    Title:    Senior Vice President, Chief
        Accounting Officer & Controller
Consented to:
AT&T RECEIVABLES FUNDING II, LLC
By: /s/ Andrew B. Keiser
    Name:    Andrew B. Keiser
    Title:    Vice President and Assistant Treasurer
Acknowledged by:
PNC BANK, N.A.,
as Administrative Agent
By: /s/ Michael Brown
    Name:    Michael Brown
    Title: Senior Vice President
TURNER BROADCASTING SYSTEM, INC., as Servicer
By: /s/ Charles A. Mostella
    Name:    Charles A. Mostella
    Title:    Vice President and Assistant Treasurer
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Schedule I
LIST AND LOCATION OF THE ADDITIONAL ORIGINATOR

Schedule II
LOCATION OF BOOKS AND RECORDS OF THE ADDITIONAL ORIGINATOR

Schedule III
TRADE NAMES

Schedule IV
NOTICE ADDRESSES